UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2024

NUZEE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39338	38-3849791
(State or other jurisdiction of incorporation or organization	(Commission File No.)	(IRS Employer Identification No.)

2865 Scott St. Suite 107, Vista, California 92081

(Address of principal executive offices)

(760) 295-2408

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	NUZE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

On June 18, 2024, J. Chris Jones, and on June 19, 2024, David G. Robson, resigned from the board of directors (the “Board”) of NuZee, Inc. (the “Company”) and each committee of the Board of which they were a member. Neither Mr. Jones’ nor Mr. Robson’s resignation was due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Directors

Also on June 19, 2024, Jian Liu and Zongmei Huang were appointed to the Board as directors to fill the vacancies created by Mr. Jones’ and Mr. Robson’s resignations. It has not yet been determined on which committees of the Board Mr. Liu or Ms. Huang will serve.

Mr. Liu Jian has been serving as the Design Director and Operations Director at MBV International Limited (01957.HK)  since 2020. During his tenure, he undertook design work and also gained extensive experience in market operations. Mr. Liu Jian is familiar with marketing strategies and promotion skills to effectively expand the market and enhance the company’s reputation. Mr. Liu Jian graduated from Shandong Fashion University with a major in Visual Communication in 2014. From 2014 to 2020, he worked at Beijing Zhouji Technology Co., Ltd. and Zhengbang Creative (Beijing) Brand Technology Co., Ltd.

Ms. Huang previously held senior management positions at PPS Baolian Company and ISS World Company in Hong Kong. Since 2019, she has served as the CEO of XinRui Technology Co., Limited, a Hong Kong-based company that invests in the fully globalized technology industry. Its main focus is to assist Chinese companies in expanding their global business overseas. Through various means such as venture capital and private equity, it helps Chinese technology companies in the growth cycle achieve their global development strategy. XinRui’s investment field focuses on digital scenarios, covering multiple areas such as enterprise services, cloud services, network security, financial technology, cross-border supply chain, retail consumption, e-commerce, logistics, and digital entertainment.

Neither Mr. Liu or Ms. Huang, nor either of their immediate family members (within the meaning of Item 404 of Regulation S-K), had or will have a direct or indirect material interest in any transaction  required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no arrangements or understanding between the new directors and any other persons, naming such persons, pursuant to which such directors were selected as a director.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NUZEE, INC.

Dated: June 21, 2024	By:	/s/ Randell Weaver
	Name:	Randell Weaver
	Title:	Co-Chief Executive Officer and Chief Financial Officer

	By:	/s/ Jianshuang Wang
	Name:	Jianshuang Wang
	Title:	Co-Chief Executive Officer and Director